Exhibit 10.6
AIR PRODUCTS AND CHEMICALS, INC.
OFFICER’S CERTIFICATE
I, Lynn C. Minella, Senior Vice President — Human Resources and Communications of Air Products and Chemicals, Inc. (the “Company”), pursuant to the authority delegated to me by the Chairman of the Company on 16 September 2004, do hereby adopt the following amendments to the Air Products and Chemicals, Inc. Retirement Savings Plan, as amended and restated effective 1 October 2006:
1.	Section 2.38 is hereby deleted and replaced in its entirety by the following:
2.38 Participant Investment Funds mean the funds chosen by the Investment Committee and described in Appendix A, as amended from time to time, in which Participant Contributions and Company Core Contributions are held for investment.
2.	Sections 2.45 through 2.58 are hereby renumbered to Sections 2.46 through 2.59, and a new section 2.45 is hereby added as follows:
2.45 Qualified Default Investment Alternative means the Participant Investment Fund chosen by the Investment Committee, as designated in Appendix A, to meet the requirements of ERISA Section 404(c)(5) and the regulations thereunder.
3.	The reference to “subsection 2.50” in the new Section 2.59 is hereby changed to “subsection 2.51.”

4.	In section 3.08(d), the last sentence of the second to last paragraph is hereby amended to read: “If a Participant shall make application to withdraw any Before-Tax Contribution due to hardship, future contributions shall be suspended in accordance with Paragraph 3.08(e)(C).”

5.	In section 4.02, before the last sentence of the first paragraph, the following sentence is hereby added:
Notwithstanding the above, if the Trustee does not receive direction from the Participant regarding amounts credited to such Participant’s Plan accounts, such amounts shall be held and invested in the Qualified Default Investment Alternative.
6.	In section 4.02, the last paragraph before section 4.02(a) is hereby deleted and replaced in its entirety by the following:
Each of the Participant Investment Funds is currently invested in the particular Investment Vehicle specified in Appendix A, although the Investment Committee may from time to time replace, add to, or discontinue such Investment Vehicles, excluding the Company Stock Fund, without amending the Plan, upon notice to Participants.
7.	In section 4.06, the first sentence is hereby amended to read as follows: “At such times as required by law or as the Plan Administrator deems necessary or desirable for the purpose of administering the Plan, each Participant will be furnished with a statement showing the status of his or her Plan accounts as of such dates as are selected by the Plan Administrator.”

8.	The first paragraph of section 5.01 is hereby amended to read as follows:
5.01 General. Subject to Sections 5.03 and 5.05, distribution to any person entitled to receive any amounts then held by the Trustee in the Participant Investment Funds described in Article IV shall be made by the Trustee in a lump sum or, at the election of such person, in up to, but not exceeding, ten substantially equal annual installments, in the manner described in (a) and (b) below. If installments are elected, the election may be rescinded at a later date, at which time the remaining balance in the Participant’s accounts shall be paid in a lump sum.
9.	Section 5.01(b) is hereby deleted and replaced in its entirety by the following:
(b) Company Stock Distributions. Amounts credited to a Participant’s accounts which are held by the Trustee in the Company Stock Fund shall be distributed in cash. Notwithstanding the foregoing, amounts credited to a Participant’s account in the Company Stock Fund may be distributed in the form of shares of Company Stock at the election of the Participant or the Participant’s Beneficiary or alternate payee, as the case may be. Distribution of a Participant’s interest in a fractional share of Company Stock shall be made in cash. Notwithstanding the above, for persons electing installment distributions commencing on or after October 1, 2006, distributions of amounts credited to the Company Stock Fund must be made in cash.
10.	Appendix A is hereby amended by adding the following paragraph at the bottom:
The Qualified Default Investment Alternative is the Tier 1 — Life Cycle Investment Option. Contributions will be invested in a particular fund within that Tier based on the Participant’s age in accordance with procedures determined by the Plan Administrator.

Lynn C. Minella
Date:

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